UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 1, 2011 (August 29, 2011)

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On August 29, 2011, Keating Capital, Inc. completed a $1.34 million investment in the Series D Convertible Preferred Stock of Kabam, Inc. (“Kabam”).  Keating Capital’s investment in Kabam was part of an $86.4 million Series D Preferred Stock offering.

Founded in 2006 and headquartered in Redwood City, California, Kabam is a private company that develops and markets free-to-play, massively multiplayer games for social networks.  Kabam’s games, which target serious gamers, are available on Facebook, Google +, and other media sites and have been widely recognized for their depth of play and social interaction.  One of Kabam’s leading games, “Kingdoms of Camelot,” received the “Readers’ Choice Facebook Game of 2010” award from IGN Entertainment (a division of News Corporation that provides media content, digital distribution and gaming technology).

Kabam is Keating Capital’s seventh new portfolio company investment in 2011.  With this investment, Keating Capital has now invested a total of $24.36 million in 11 portfolio companies, of which $20.76 million has been invested in 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 1, 2011	KEATING CAPITAL, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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